UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2008

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware

0-20570

59-2712887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                Following the close of The Nasdaq Stock Market on August 20, 2008, IAC/InterActiveCorp (“IAC”) completed the spin-off (the “Spin-Off”) of HSN, Inc. (“HSN”), Interval Leisure Group, Inc. (“ILG”), Ticketmaster and Tree.com, Inc. (“Tree.com,” and collectively with HSN, ILG and Ticketmaster, the “Spincos”) to IAC shareholders.  Prior to the Spin-Off, each of the Spincos was a wholly-owned subsidiary of IAC.  In connection with the Spin-Off, on August 20, 2008, IAC and the Spincos entered into the following agreements (collectively, the “Spin-Off Agreements”):

•                  a Separation and Distribution Agreement that sets forth the arrangements among IAC and each of the Spincos regarding the principal transactions necessary to separate each of the Spincos from IAC, and that governs certain aspects of the relationship of a Spinco with IAC and the other Spincos after the Spin-Off;

•                  a Tax Sharing Agreement that governs the respective rights, responsibilities and obligations of IAC and each Spinco after the Spin-Off with respect to tax periods ending on or before the Spin-Off, including tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, other taxes and related tax returns;

•                  an Employee Matters Agreement that covers a wide range of compensation and benefit issues, including the allocation among IAC and the Spincos of responsibility for the employment and benefit obligations and liabilities of each company’s current and former employees (and their dependents and beneficiaries), as well as the provision of health and welfare benefits to employees of each Spinco (the costs of which will be borne by each Spinco) pursuant to IAC’s employee benefit plans through the end of 2008; and

•                  a Transition Services Agreement that governs the provision of transition services among IAC and the Spincos.

                The Spin-Off Agreements are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report on Form 8-K and a summary of the material terms of such agreements (which is qualified by reference in its entirety to the full text of the Spin-Off Agreements) is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

                Item 1.01 of this report on Form 8-K is incorporated herein by reference.  On August 20, 2008, IAC/InterActiveCorp (“IAC”) completed the spin-off of HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc. to IAC shareholders.  The unaudited pro forma financial statements of IAC and related notes thereto are attached as Exhibit 99.2 to this report on Form 8-K and are incorporated herein by reference.

ITEM 3.03.     MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

                The text in Item 8.01 of this report on Form 8-K under the heading “Consummation of Notes Exchange and Cash Tender Offer; Amendments to Indenture” is incorporated herein by reference.

ITEM 5.03.     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

                In connection with the Spin-Off and the related one-for-two reverse stock split effected immediately following the completion of the Spin-Off, on August 20, 2008, IAC amended its Restated Certificate of Incorporation to effect the one-for-two reverse stock split.  The Certificate of Amendment of the Restated Certificate of Incorporation of IAC is filed as Exhibit 3.1 to this report on Form 8-K and is incorporated herein by reference.

ITEM 8.01.     OTHER EVENTS.

Adjustments to Publicly Traded Warrants

                IAC adjusted its publicly traded warrants to reflect the Spin-Off and one-for-two reverse stock split effected immediately following the completion of the Spin-Off in accordance with the appropriate adjustment provisions set forth in the applicable warrant agreements.  The adjustments to the number of shares of IAC common stock underlying IAC’s publicly traded warrants (i) were based on (A) $17.71 (the average of the daily closing prices of IAC common stock in the “regular way” market for the period commencing on July 28, 2008 and ending on August 8, 2008 (the ten (10) consecutive trading days immediately preceding August 11, 2008, the record date for the Spin-Off)), and (B) the closing price of common stock of each of HSN, ILG, Ticketmaster and Tree.com ($12.61, $14.12, $21.64 and $7.42) in the “when-issued” market on August 20, 2008, multiplied by the fraction of a share of each such Spinco issued in respect of one share of IAC common stock or Class B common stock and (ii) reflect the one-for-two reverse stock split.

                As a result of these adjustments, each warrant that trades on The Nasdaq Stock Market under the ticker symbol “IACIW” now entitles its holder to purchase 0.568454 of a share of IAC common stock at an exercise price of $19.49 per warrant and each warrant that trades on The Nasdaq Stock Market under the ticker symbol “IACIZ” now entitles its holder to purchase
1.102090 shares of IAC common stock at an exercise price of $14.44 per warrant.  With respect to warrants that are not publicly traded, IAC will provide written notice of actual adjustments to holders of those securities following the completion of the Spin-Off.

Consummation of Notes Exchange and Cash Tender Offer; Amendments to Indenture

                As previously announced, on July 17, 2008, IAC and Interval Acquisition Corp. (“Interval”), which at the time was a wholly-owned subsidiary of IAC, entered into a Notes Exchange and Consent Agreement (the “Notes Exchange Agreement”) with certain institutional holders (the “Noteholders”) of IAC’s 7% Senior Notes due 2013 (the “IAC Notes”) unaffiliated with IAC that then held in excess of a majority in aggregate principal amount of the then outstanding IAC Notes.  Under the Notes Exchange Agreement, subject to the terms and conditions of the Notes Exchange Agreement, IAC agreed to exchange (the “Exchange”) $300 million in aggregate principal amount of new 9.5% senior unsecured notes due 2016 (the “Interval Senior Notes”) to be issued by Interval to IAC for a portion of the IAC Notes held by certain of the Noteholders (the “Exchanging Noteholders”).

                Prior to the spin-off of ILG (the “Interval Spin-Off”), Interval issued the Interval Senior Notes to IAC and thereafter became a wholly-owned subsidiary of ILG.  IAC exchanged the Interval Senior Notes for certain IAC Notes held by the Exchanging Noteholders immediately after the Interval Spin-Off.  Additionally, in conjunction with the Exchange, IAC agreed in the Notes Exchange Agreement to amend the terms of IAC’s then pending cash tender offer for any and all of the IAC Notes (the “Tender Offer”), as previously disclosed, so as to increase the price offered for any IAC Notes tendered for cash pursuant to the Tender Offer.  The issuance and exchange of the Interval Senior Notes, together with the amended Tender Offer, were made in connection with the Interval Spin-Off, and were intended to give rise to a succession event (with Interval as the sole successor to IAC) for credit derivatives purposes.

                On August 20, 2008, following the Interval Spin-Off, IAC accepted for payment all IAC Notes validly tendered in the amended Tender Offer and consummated the purchase of IAC Notes pursuant to the amended Tender Offer and the Exchange.  The following table sets forth the change, on a pro forma basis, in the amount of Total Obligations of IAC outstanding immediately following the consummation of the Interval Spin-Off, the purchase of IAC Notes pursuant to the amended Tender Offer and the Exchange (collectively, the “Transactions”), as compared to the amount of Total Obligations outstanding on the day preceding consummation of the Transactions:

(in $ millions)	IAC Total Obligations Before the Transactions	Principal Amount of IAC Total Obligations Exchanged for Interval Senior Notes	Principal Amount of IAC Total Obligations Tendered Pursuant to the Amended Tender Offer	IAC Total Obligations Outstanding Immediately Following the Transactions(2)
IAC 7% Senior Notes due 2013	750	277.4	456.7	15.9
Other:	80	0	0	80
Total:	830	277.4	456.7	95.9

NOTES:

(1)

For purposes hereof, the term “Total Obligations” means the outstanding principal amount of IAC total obligations (excluding any obligations to IAC subsidiaries) of a type, in the form of, or represented by or documented by (A) a bond, note, certificated debt security or other debt security or (B) term loan agreement, revolving loan agreement or other similar credit agreement. For the avoidance of doubt, the phrase “Total Obligations” does not include any obligations of any subsidiaries of IAC that are not guaranteed by IAC.

(2)	Amounts reflect principal amount outstanding as of immediately following the consummation of the Transactions.

As disclosed in IAC’s Current Report on Form 8-K filed on August 13, 2008 (the “August 13 8-K”), on August 7, 2008, IAC and The Bank of New York Mellon (as successor to JPMorgan Chase Bank), as trustee, executed a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of December 16, 2002 (the “Indenture”), pursuant to which the IAC Notes were issued, in order to effect certain amendments (the “Amendments”) to the Indenture.  The Amendments, which are described in the August 13 8-K, became operative pursuant to the terms of the Supplemental Indenture, which is filed as Exhibit 4.1 to the August 13 8-K, in connection with the consummation of the Transactions.  The Supplemental Indenture is incorporated herein by reference.

The aggregate amount of cash paid by IAC to holders of IAC Notes in connection with the consummation of the Tender Offer and the Exchange totaled approximately $511 million.

Supplemental Financial Data

The unaudited pro forma supplemental quarterly financial data for the year ending December 31, 2008 and for the years ended December 31, 2007 and 2006 are attached as Exhibit 99.3 to this report on Form 8-K and are incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

                The pro forma financial information and exhibits required to be filed as part of this report on Form 8-K are set forth on the Exhibit Index.  The Exhibit Index filed herewith is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregory R. Blatt
	Name:	Gregory R. Blatt
	Title:	Executive Vice President and
General Counsel

Date: August 22, 2008

EXHIBIT LIST

Exhibit No.	Description
3.1	Certificate of Amendment of the Restated Certificate of Incorporation of IAC/InterActiveCorp, dated as of August 20, 2008.

10.1	Separation and Distribution Agreement, dated as of August 20, 2008, by and among IAC/InterActiveCorp, HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc.

10.2	Tax Sharing Agreement, dated as of August 20, 2008, by and among IAC/InterActiveCorp, Ticketmaster, Interval Leisure Group, Inc., HSN, Inc. and Tree.com, Inc.

10.3	Employee Matters Agreement, dated as of August 20, 2008, by and among IAC/InterActiveCorp, Ticketmaster, Interval Leisure Group, Inc., HSN, Inc. and Tree.com, Inc.

10.4	Transition Services Agreement, dated as of August 20, 2008, by and among IAC/InterActiveCorp, HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc.

99.1	Summary of Material Terms of Spin-Off Agreements.

99.2

IAC/InterActiveCorp and subsidiaries unaudited pro forma condensed combined balance sheets as of June 30, 2008, December 31, 2007 and 2006 and unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2007 and related notes thereto.

99.3	IAC/InterActiveCorp and subsidaries unaudited pro forma supplemental quarterly financial data for the year ending December 31, 2008 and for the years ended December 31, 2007 and 2006.

99.4	Opinion of Wachtell, Lipton, Rosen & Katz.